                                   Your Money
                                    Can Begin
                            Earning These High Rates


                     Term                Rate      Annual Yield*

                     3 Months            7.15%          7.41%

                     6 Months            7.35%          7.62%

                     12 Months           8.35%          8.70%

                     18 Months           8.40%          8.76%

                     24 Months           8.50%          8.87%

                     30 Months           9.10%          9.52%

                     36 Months           9.25%          9.69%

                     48 Months           9.50%          9.96%

                     60 Months           10.25%         10.79%

                     7 Years             10.30%         10.84%

                     10 Years            10.45%         11.01%


                            For More Information Call

                                 1-800-776-4001

                                AMERICAN BUSINESS
                             FINANCIAL SERVICES INC.

An offer can only be made by the Prospectus dated October 16, 1996, delivered in conjunction with this Rate Supplement dated December 24, 1996. See "Risk Factors" for a discussion of certain factors which should be considered in connection with an Investment in the Notes. The Effective Annual Yield assumes all interest reinvested daily at the stated rate. These rates available through January 22, 1997.

                                                                           12/96